News Release
February 13, 2024
SSR MINING ANNOUNCES SUSPENSION OF OPERATIONS AT ÇÖPLER
DENVER – SSR Mining Inc. (Nasdaq/TSX: SSRM; ASX: SSR) (“SSR Mining” or the “Company”) announces a suspension of operations at the Çöpler mine as a result of a large slip on the heap leach pad. This event occurred in the morning of February 13, 2024 at approximately 6:30 am EST, and all operations at Çöpler have been suspended as a result.
Conference Call Information
SSR Mining’s senior leadership team will host a conference call this morning to provide an overview of current operations as well as the Company’s outlook and long-term growth strategy, as previously planned. Investors, media and the public are invited to listen to the conference call and accompanying webcast.
•Conference call and webcast: Tuesday, February 13, 2024, at 9:00 am EST.
    Toll-free in U.S. and Canada:    +1 (800) 319-4610
    All other callers:            +1 (604) 638-5340
Webcast: http://ir.ssrmining.com/investors/events
•The conference call will be archived and available on our website. Audio replay will be available for two weeks by calling:
    Toll-free in U.S. and Canada:     +1 (855) 669-9658, replay code 0631
    All other callers:         +1 (412) 317-0088, replay code 0631
About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX, and SSR on the ASX.
SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Vice President, Investor Relations
SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046
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